NEWS RELEASE

EVEREST RE GROUP, LTD.

Seon Place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda

Contacts

Investors and Media:

Jon Levenson

Head of Investor Relations

Everest Global Services, Inc.

908.604.3169

Everest Re Group Publishes 2020 Global Loss Triangles

HAMILTON, Bermuda -- (BUSINESS WIRE) – August 11, 2021 – Everest Re Group, Ltd. (“Everest” or the “Company”) announced today that it has published its Global Loss Triangles for the year ended December 31, 2020.

These documents are available on the Company’s investor relations website, under Financials/Annual Disclosures.  The link can be found here:  Everest 2020 GLT link.

About Everest Re Group, Ltd.

Everest Re Group, Ltd. (“Everest”) is a leading global provider of reinsurance and insurance, operating for close to 50 years through subsidiaries in the U.S., Europe, Singapore, Canada, Bermuda, and other territories.

Everest offers property, casualty, and specialty products through its various operating affiliates located in key markets around the world.

Everest common stock (NYSE:RE) is a component of the S&P 500 index.

Additional information about Everest, our people, and our products can be found on our website at www.everestre.com. All issuing companies may not do business in all jurisdictions.